Exhibit 21

Subsidiaries of Air Products and Chemicals, Inc.

The following is a list of the Company’s consolidating subsidiaries, as of 30 September 2013, except for certain subsidiaries of the Registrant which do not in the aggregate constitute a significant subsidiary as that term is defined in Rule 12b-2 under the Securities Exchange Act of 1934. This list does not include equity affiliate investments and cost investments.

UNITED STATES

All companies are incorporated in the State of Delaware unless otherwise indicated.

Registrant — Air Products and Chemicals, Inc.

Air Products (Rozenburg), LLC

Air Products Advanced Materials LLC

Air Products Asia, Inc.

Air Products Caribbean Holdings, Inc.

Air Products China, Inc.

Air Products Electronics LLC

Air Products Energy Enterprises, L.P.

Air Products Energy Holdings, Inc.

Air Products Europe, Inc.

Air Products Helium, Inc.

Air Products Hydrogen Company, Inc.

Air Products International Corporation

Air Products LLC

Air Products Manufacturing Corporation

Air Products Performance Manufacturing, Inc.

Air Products Trinidad Services, Inc.

APCI (U.K.), Inc.

DA Nano Materials LLC

Electron Transfer Technologies, Inc. (New Jersey)

EPCO Carbon Dioxide Products, Inc. (Illinois)

Harvest Energy Technologies

Indura Holdings Colombia, LLC

Louisiana Leasing, Ltd. of Illinois (Illinois)

Olin DNT Limited Partnership

Permea Inc.

Prodair Corporation

Pure Air Holdings Corp.

Pure Air on the Lake (I), Inc.

Pure Air on the Lake (IV), Inc.

Pure Air on the Lake, Limited Partnership

SCWC Corp.

Stockton CoGen (I), Inc.\

The Former SR Manufacturers Inc.

ARGENTINA

Indura Argentina S.A.

AUSTRIA

Air Products Gesellschaft mbH

BAHRAIN

Air Products Bahrain W.L.L.

BELGIUM

Air Products Management S.A.

Air Products S.A.

Napro S.A.

BERMUDA

Asia Industrial Gas Company Ltd.

BRAZIL

Air Products Brasil Ltda.

CANADA

Air Products Canada Ltd./Prodair Canada Ltee

CHILE

Air Products Chile S. A.

American Shoe S.A.

Centro Técnico Indura Limitada

CETI Inspecciones Limitada

Garmendia Macus S.A.

Inacui S.A.

Inacui Transportes S.A.

Indura Inversiones Limitada

Indura S.A.

Indura Sociedad Comercial Limitada

Indura Soldaduras Continuas Limitada

Inversiones Air Products Chile Limitada

Inversiones Air Products Holdings Limitada

M y H Comercial e Industrial Limitada

Oxigeno Medicinal Domiciliario Limitada

Servicios Indura Limitada

CHINA

Air Products (Cangzhou) Co., Ltd.

Air Products (Changsha) Co., Ltd.

Air Products (Hong Kong) Co., Ltd.

Air Products (Jiangxi) Co., Ltd.

Air Products (Kunshan) Gases Co., Ltd.

Air Products (Ningbo) Hi-Tech Gases Co., Ltd.

Air Products (Shenyang) Gases Co., Ltd.

Air Products (Xia’men) Electronics Gases Co., Ltd.

Air Products and Chemicals (Beijing) Distribution Co., Ltd.

Air Products and Chemicals (Changxing) Co., Ltd.

Air Products and Chemicals (Changzhou) Co., Ltd.

Air Products and Chemicals (Changzhi) Co., Ltd.

Air Products and Chemicals (Chengdu) Co., Ltd.

Air Products and Chemicals (China) Investment Co. Ltd.

Air Products and Chemicals (Chongqing) Co., Ltd.

Air Products and Chemicals (Dalian) Co., Ltd.

Air Products and Chemicals (Fuzhou) Co., Ltd.

Air Products and Chemicals (Guangzhou) Co., Ltd.

Air Products & Chemicals (Jiyuan) Onsite Gases Co., Ltd.

Air Products and Chemicals (Nanjing) Co., Ltd.

Air Products and Chemicals (Nanjing) Gases Co., Ltd.

Air Products and Chemicals (Nanjing) Specialty Amines Co., Ltd.

Air products and Chemicals (Ningbo) Co., Ltd.

Air Products and Chemicals (Panjin) Gases Co., Ltd.

Air Products and Chemicals (Pengzhou) Co., Ltd.

Air Products and Chemicals (Putian) Co., Ltd.

Air Products and Chemicals (Shaanxi) Co., Ltd.

Air Products and Chemicals (Shaanxi Pucheng) Co., Ltd.

Air Products and Chemicals (Shanghai) Co. Ltd.

Air Products and Chemicals (Shanghai) Electronics Gases Co., Ltd.

Air Products and Chemicals (Shanghai) Gases Co., Ltd.

Air Products and Chemicals (Shanghai) Gases Production Co., Ltd.

Air Products and Chemicals (Shanghai) On-Site Gases Co., Ltd.

Air Products and Chemicals (Shanghai) Systems Co. Ltd.

Air Products and Chemicals (Shangluo) Co., Ltd.

Air Products and Chemicals (Shenzhen) Co., Ltd.

Air Products and Chemicals (Shenzhen) Gases Co., Ltd.

Air Products and Chemicals (Tangshan) Co., Ltd.

Air Products and Chemicals (Tianjin) Co., Ltd.

Air Products and Chemicals (Tongxiang) Co., Ltd.

Air Products and Chemicals (WuHu) Co., Ltd.

Air Products and Chemicals (WuXi) Gases Co., Ltd.

Air Products and Chemicals (WuXi) Co., Ltd.

Air Products and Chemicals (Xi’an) Co., Ltd.

Air Products and Chemicals (Xingtai) Co., Ltd.

Air Products and Chemicals (Xinxiang) Co., Ltd.

Air Products and Chemicals (Zhangjiagang) Co., Ltd.

Air Products and Chemicals (Zhuhai) Co., Ltd.

Air Products and Chemicals (Zibo) Co., Ltd.

Air Products and Chemicals (Guiyang) Co., Ltd.

Air Products (Yingkou) gases Co., Ltd.

Air Products and Chemicals (Yulin) Co., Ltd.

Air Products (Zhongshan) Gases Co., Ltd.

Air Products Huadong (Longkou) Co., Ltd.

Beijing AP BAIF Gas Industry Co., Ltd.

Permea China, Ltd.

COLUMBIA

Gases Industriales de Columbia S.A.

Lidergas S.A. E.S.P.

Lidergas Empresa de Servicios Tecnicos Ltda.

CZECH REPUBLIC

Air Products spol s.r.o.

ECUADOR

Indura Ecuador S.A.

EGYPT

Air Products Gases S.A.E.

FRANCE

Air Products SAS

Prodair et Cie S.C.S.

Prodair S.A.S.

SAGA SAS

Union Mobiliere Industrielle S.A.R.L.

GERMANY

Air Products GmbH

Air Products Holdings GmbH

Air Products Performance Materials GmbH

S. I. Q. Beteiligungs GmbH

ROVI Cosmetics International GmbH

INDIA

Prodair Air Products India Private Limited

INDONESIA

PT Air Products Indonesia

IRELAND

Air Products Ireland Limited

ISRAEL

Air Products Israel Ltd.

Gastel Limited

ITALY

Air Products Italia S.r.l.

JAPAN

Air Products Japan, Inc.

KOREA

Air Products ACT Korea Limited

Air Products Electronics Materials Inc.

Air Products HYT Inc.

Air Products Korea Electronics, Inc.

Air Products Korea Inc.

MALAYSIA

Air Products Malaysia Sdn Bhd

Air Products Shared Services Sdn. Bhd

Air Products Specialized Process Equipment SDN

MEXICO

Air Products and Chemicals de Mexico, S.A. de C.V.

THE NETHERLANDS

Air Products Chemicals Europe B.V.

Air Products Holdings B.V.

Air Products Investments B.V.

Air Products Leasing B.V.

Air Products Nederland B.V.

NORWAY

Air Products A/S

PERU

Indura Peru S.A.

POLAND

Air Products Polska Sp. z o.o.

Air Products Sp. z.o.o.

Roboprojekt Sp. z.o.o

PORTUGAL

Gasin II Unipessoal LDA

ROMANIA

Air Products Hidrogen S.R.L.

RUSSIA

Air Products O.O.O.

Air Products Gas O.O.O.

SINGAPORE

Air Products and Chemicals (S) Pte. Ltd.

Air Products Singapore Pte. Ltd.

SLOVAKIA

Air Products Slovakia s.r.o.

SPAIN

Air Products Iberica, S.L.

Air Products Investments Espana, S.L.

Air Products Services Europe, S.A.

Matgas 2000 A.I.E.

Oxigenol, S.A.

Sociedad Espanola de Carburos Metalicos S.A.

SWITZERLAND

Air Products Switzerland Sàrl

TAIWAN

Air Products San Fu Co., Ltd.

Air Products Taiwan Holdings Co., Ltd.

THAILAND

Air Products Asia (Technology Center) Ltd.

TRINIDAD AND TOBAGO

Air Products Unlimited

TURKEY

Air Products Gaz Sanayi vi Ticaret Limited

UNITED ARAB EMIRATES

Air Products Emirates Gas LLC

Air Products Gulf Gas LLC

Air Products Middle East FZE

URUGUAY

Indura Uruguay S.A.

UNITED KINGDOM

Air Products (BR) Limited

Air Products (Chemicals) Public Limited Company

Air Products (Chemicals) Teesside Limited

Air Products Electronics Advanced Materials Europe Limited

Air Products GB Limited

Air Products Group Limited

Air Products PLC

Air Products Renewable Energy Limited

Air Products (UK) Limited

Air Products Yanbu Limited

Anchor Chemical (UK) Limited

Ancomer Limited

Cryoservice Limited

Eurogas Calibration Services Limited

Prodair Services Limited

Protexeon Limited